SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional  Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           NETWORK EVENT THEATER, INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
  (1) Title of each class of security to which transaction applies:

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  (2) Aggregate number of securities to which transaction applies:

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  (3) Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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  (4) Proposed maximum aggregate value of transaction:

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  (5) Total fee paid:

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     [ ]  Fee paid previously with preliminary materials:

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     [ ] Check box if any part of the fee is offset as provided by Exchange  Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)    Amount Previously Paid:

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  (2)    Form, Schedule or Registration Statement no.:

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

                           NETWORK EVENT THEATER, INC.
                                529 Fifth Avenue
                            New York, New York 10017

April __, 1998

Dear Stockholder:

      You are cordially invited to attend a Special Meeting of Stockholders of Network Event Theater, Inc., a Delaware corporation (the "Company"), to be held on _________, May __, 1998 at ____, Eastern Standard Time, at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York.

      At this meeting, you will be asked to consider and vote upon an amendment to the Company's Certificate of Incorporation to increase the number of shares of common stock that the Company is authorized to issue from 17 million shares to 32 million shares.

      YOUR VOTE IS IMPORTANT. The Board of Directors appreciates and encourages stockholder participation in the Company's affairs and cordially invites you to attend the meeting in person. It is important in any event that your shares be represented and we ask that you sign, date and mail the enclosed proxy card in the envelope provided at your earliest convenience.

      We sincerely thank you for your support.

                                          Very truly yours,


                                          Harlan D. Peltz
                                          Chairman of the Board and
                                          Chief Executive Officer

                           NETWORK EVENT THEATER, INC.
                                529 Fifth Avenue
                            New York, New York 10017

                                   ----------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY , 1998

                                   ----------

To the Stockholders of Network Event Theater, Inc.:

      NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Network Event Theater, Inc., a Delaware corporation (the "Company"), will be held on _________, May __, 1998 at ____, Eastern Standard Time, at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York for the purposes of considering and voting upon the following matters, as more fully described in the attached Proxy Statement:

            1. To approve an amendment to the Company's Certificate of Incorporation, as amended, to increase the number of shares of common stock, par value $.01 per share, that the Company is authorized to issue from 17 million shares to 32 million shares; and

            2. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on April __, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

                                      By Order of the Board of Directors,

                                      Bruce L. Resnik
                                      Secretary

April __, 1998

         YOUR ATTENTION IS DIRECTED TO THE ACCOMPANYING PROXY STATEMENT

      You are cordially invited to attend the meeting in person. Whether or not you expect to be present, please mark, date, sign and return the accompanying form of proxy in the envelope enclosed (to which no postage need be affixed if mailed in the United States) so that your vote can be recorded.

                           NETWORK EVENT THEATER, INC.
                                529 Fifth Avenue
                            New York, New York 10017

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                         SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY __, 1998

      This Proxy Statement is being furnished to the stockholders of Network Event Theater, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies, in the accompanying form, by the Company for use at a Special Meeting of Stockholders to be held at _____, Eastern Standard Time, on _________, May __, 1998 at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York and at any and all adjournments or postponements thereof.

      The stockholders of record at the close of business on April __, 1998 will be entitled to receive notice of and to vote at the meeting and any adjournments or postponements thereof. As of March 31, 1998, there were issued and outstanding 11,346,880 shares of the Company's common stock, par value $.01 per share ("Common Stock"), the only class of voting securities outstanding. The stockholders of record will be entitled to one vote for each share of Common Stock registered in his or her name on the record date. A majority of all the outstanding shares of Common Stock constitutes a quorum and is required to be present in person or by proxy to conduct business at the meeting.

      Stockholders may revoke the authority granted by their executed proxies at any time prior to their use by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Solicitation of proxies will be made chiefly through the mails, but additional solicitation may be made by telephone or telegram by the officers or regular employees of the Company (who will not be specifically compensated for such services). The Company may also enlist the aid of brokerage houses or the Company's transfer agent in soliciting proxies, and the Company will reimburse them for their reasonable expenses. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company. This Proxy Statement and accompanying form of proxy are being mailed to stockholders on or about April __, 1998.

      Shares of Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. It is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote all proxies received by them in favor of the approval of an amendment to the Company's Certificate of Incorporation, as amended, to increase the number of shares of Common Stock that the Company is authorized to issue from 17 million shares to 32 million shares. The Board of Directors does not know of any other matters that may be presented for consideration at the meeting. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

      The affirmative vote of the holders of a majority in voting power of the shares entitled to vote at the meeting will be required to approve the amendment. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business and will have the effect of a "no" vote.

                    AMENDMENT OF CERTIFICATE OF INCORPORATION

     On March 31, 1998, the Board of Directors of the Company adopted a resolution approving an amendment (the "Amendment") to the Company's Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 17 million to 32 million. The Amendment is subject to stockholder approval and will be presented to the stockholders at the Special Meeting for consideration and approval. If approved by the stockholders, the proposed Amendment will become effective upon filing with the Secretary of State of the State of Delaware, which will occur as soon as reasonably practicable after approval.

      As of March 31, 1998, 11,346,880 shares of Common Stock were issued and outstanding. The Board of Directors of the Company has recommended the Amendment in order to provide the Company with a sufficient number of authorized shares of Common Stock for the Company's general corporate needs. The Board of Directors believes that the availability of additional shares will provide the Company with the flexibility to issue Common Stock for possible financings, acquisitions or other proper corporate purposes that may be identified in the future by the Board of Directors, without the possible delay of calling a special stockholders' meeting. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and, for persons who do not acquire additional shares to maintain their pro rata interest in the Company, on such stockholders' percentage voting power.

      The authorized shares of Common Stock in excess of those issued will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable, without further action by the Company's stockholders, except as may be required by applicable law or by the rules of the Nasdaq SmallCap Market or other stock exchange or national securities association trading system on which the Common Stock may be listed or traded. Upon issuance, such shares will have the same rights as the outstanding shares of Common Stock. Holders of Common Stock have no preemptive rights.

      The Company has reached agreement in principle to acquire the assets of a company engaged in the free postcard distribution business for a purchase price of $285,000, of which 50% would be payable at the closing (half in cash and half in Common Stock valued at the market price); the balance would be payable in one year (also half in cash and half in Common Stock valued at the then market price) and would be contingent upon the acquired business achieving certain sales levels. Accordingly, if the transaction is consummated and the specified sales levels are achieved, the Company would issue an aggregate of approximately 17,000 shares of Common Stock at the closing and an additional 17,000 shares one year thereafter. The Company has no other arrangements, agreements, understandings or plans at the present time for the issuance or use of the additional shares of Common Stock proposed to be authorized.

      The Board of Directors does not intend to issue any Common Stock except on terms that the Board of Directors deems to be in the best interests of the Company and its then existing stockholders. Any future issuance of Common Stock will be subject to the rights of holders of outstanding shares of any preferred stock that the Company may issue in the future.

      Although the Company has no present intention to issue shares of Common Stock in the future in order to make acquisition control of the Company more difficult, future issuances of Common Stock could have that effect. For example, the acquisition of shares of Common Stock by an entity in order to acquire control of the Company might be discouraged through the public or private issuance of additional shares of Common Stock, since such issuance would dilute the stock ownership of the acquiring entity. Common Stock also could be privately placed with purchasers who might side with the Board of Directors in opposing a takeover bid that the Board of Directors has deemed not to be in the best interests of the Company and its stockholders, thus discouraging such a bid.

Vote Required

      The Board of Directors recommends that holders of Common Stock vote in favor of the proposal to approve the Amendment. The affirmative vote of the holders of a majority in voting power of the shares entitled to vote at the meeting will be required to approve the Amendment.

Rights of Dissenting Stockholders

      Under Delaware law, stockholders of the Company who object to the proposal to approve the Amendment will not be afforded appraisal rights.

                    BENEFICIAL OWNERSHIP OF VOTING SECURITIES

      The following table sets forth information regarding the beneficial ownership of the Common Stock as of March 31, 1998 by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's executive officers and directors and
(iii) all executive officers and directors of the Company as a group.

                                               Amount and Nature   Percentage of
                                                 of Beneficial      Outstanding
Name and Address of Beneficial Owner(1)          Ownership(2)          Shares
------------------------------------           -----------------   -------------
Harlan D. Peltz ............................      2,392,813(3)         21.1%

George Lindemann ...........................        630,757(4)          5.6
   c/o Cellular Dynamics, Inc.
   767 Fifth Avenue
   New York, New York 10153

Don Leeds ..................................        312,379(5)          2.8

Freddie Fields .............................        312,280(6)          2.8
   c/o The Fields & Hellman Company
   8899 Beverly Boulevard
   Los Angeles, California 90048

Metin Negrin ...............................         70,535               *

Bruce L. Resnik ............................         16,667(7)            *

Jan Miller .................................          2,000               *

Jeffrey Berg ...............................            --               --

All executive officers and directors
  as a group (8 individuals) ...............      3,737,431            32.9

Warburg, Pincus Counsellors, Inc. ..........      1,904,762            16.8
   466 Lexington Avenue
   New York, New York 10017

John Hancock Advisers, Inc. ................        779,800             6.9
   101 Huntington Avenue
   Boston, Massachusetts 02199

A. Alfred Taubman ..........................        739,111(8)          6.5
   200 East Long Lake Road
   Bloomfield Hills, Michigan 48304

Mellon Bank Corporation ....................        630,900             5.6
   One Mellon Bank Center
   Pittsburgh, Pennsylvania 15258

----------
*   Less than 1% of the outstanding Common Stock.

(1) Unless otherwise indicated, the address of each beneficial owner identified is 529 Fifth Avenue, New York, New York 10017.

(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this proxy statement upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that convertible securities, options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date of this proxy statement have been exercised.

(3) Includes 63,544 shares owned by Universal Access Network, Inc., a Delaware corporation wholly owned by Mr. Peltz.

(4) All shares owned by Activated Communications, L.P. ("ACLP"), which is wholly owned, directly or indirectly, by Mr. Lindemann and his family members. Mr. Lindemann is the President, and he and his family members are the sole shareholders, of the general partner of ACLP.

(5) Includes 250,666 shares issuable upon exercise of options granted under the Company's 1996 Employee Stock Option Plan and by Harlan D. Peltz.

(6) Includes 276,280 shares issuable upon exercise of options owned by a family trust of which Mr. Fields is a trustee.

(7) Shares issuable upon exercise of options granted under the Company's 1996 Employee Stock Option Plan.

(8) Shares owned as trustee of The A. Alfred Taubman Restated Revocable Trust.

                                  OTHER MATTERS

      The Company's Board of Directors does not know of any other matters that may be brought before the meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                                  MISCELLANEOUS

      It is important that proxies be returned promptly. Stockholders who do not expect to attend the meeting in person are urged to mark, sign and date the accompanying proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

                              STOCKHOLDER PROPOSALS

      Stockholder proposals intended to be presented at the next Annual Meeting of Stockholders of the Company must be received by the Company by June 21, 1998 in order to be considered for inclusion in the Company's proxy statement relating to such meeting.

                                       By Order of the Board of Directors,

                                       Bruce L. Resnik
                                       Secretary

New York, New York
April __, 1998

PROXY
                           NETWORK EVENT THEATER, INC.
                                529 Fifth Avenue
                            New York, New York 10017

                   Solicited by the Board of Directors for the Special Meeting of Stockholders to be held on May __, 1998

      The undersigned hereby appoints HARLAN D. PELTZ, DON LEEDS and BRUCE L. RESNIK, or any of them, with the power of substitution, as proxies and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Network Event Theater, Inc. (the "Company") held of record by the undersigned at the close of business on April __, 1998 at the Special Meeting of Stockholders to be held on May __, 1998.

1.  PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION

               [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

2. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting and any adjournments thereof.

                   (Continued and to be SIGNED on other side)

                           (Continued from other side)

      WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                   PLEASE SIGN EXACTLY AS NAME APPEARS BELOW.

                                  Dated:__________________________________, 1998

                                  ______________________________________________
                                                  (Signature)

                                  ______________________________________________
                                           (Signature if held jointly)

                                  ______________________________________________
                                              (Title if applicable)

                                  Please sign exactly as your name appears on this proxy. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer's title. Trustees, guardians, executors, administrators and attorneys should sign in their official capacity giving their full title as such. A partnership should sign in the partnership name by an authorized person, stating such person's title and relationship to the partnership.

           PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY,
                          USING THE ENCLOSED ENVELOPE.

        No postage is required if mailed in the United States of America.